EXHIBIT 99.1
Dragons'
LOGO

                      Dragon Pharmaceutical Inc. Announces
                    2003 Fourth Quarter and Full Year Results


Vancouver,  BC- April 22, 2004.  Dragon  Pharmaceutical  Inc. (TSX: DDD; OTC BB:
DRUG) today announced results for the three-month and twelve-month periods ending December 31, 2003.

Highlights
----------
o Generated revenues of $3.65 million and a net loss of US$1.99 million, or $0.10 per share for the full year of 2003. o Continued momentum in developing the International market: o Launched rh-Erythropoietin (" EPO") into the Brazilian Market in addition to China, India, Egypt and Peru. o Doubled revenues from international market outside of China.
o Received Market Approval for the Surgery indication and a new dosage presentation of 6000 IU from Chinese State Food and Drug Administration for the Chinese market.
o Doubled the production capacity of the Nanjing manufacturing facility to fulfill the demand from China and other developing markets.
o Entered into an Agreement with a European research institute to develop a high yield and proprietary EPO cell-line and production process technology for the European market.
o Appointment of James Harris as the Vice President of International Sales and Marketing.
o    Subsequent to the year-end:
     o Dragon entered into a Letter of Intent to merge with Oriental Wave Holding Limited to create a unique company that has diverse and proven product lines (biotech drugs, chemical drugs and chemical intermediate) with already sizable revenues from the tremendous Chinese market and the future of potential in the international market.
     o Dragon entered into an agreement with Suzhou Zhongkai Bio-Pharmaceuticals Company Limited to in-license the exclusive right to commercialize its Recombinant Human Granulocyte Colony Stimulating Factor ("rhG-CSF") product worldwide, excluding China.
     o Dragon entered into an agreement with Dr. Longbin Liu on the debt related to the Hepatitis B Vaccine project and reimbursement of other research projects.


Financial Review
----------------
Fourth Quarter of 2003
----------------------
During the quarter, the Company posted revenues of $0.82 million compared to $1.18 million of 2002. Net loss from the quarter has been narrowed to $572,700 or $0.03 per share, improved from the net loss of $4.0 million, or $0.20 per share in the fourth quarter in 2002.

Full Year of 2003
-----------------
The Company posted revenues of $3.65 million compared to $7.36 million of 2002 which included a one-time order of $3.7 million bulk EPO. Net loss for 2003 was narrowed down to US$1.99 million or US$ 0.10 per share from a loss of US$5.25 million or US$ 0.26 per share in 2002.
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

Sales and Marketing Review
--------------------------
Sales in China and outside of China were $2.26 million and $1.39 million, respectively for 2003 compared to $3.0 million and $0.7 million respectively for 2002. In addition to Chinese and international sales in 2002, there was a one-time order of $3.7 million for research purpose.

"We continue to achieve remarkable progress in international market by launching our EPO into the Brazil market and doubling the international revenues from 2002 even though we are a bit disappointed with the overall sales in China which was affected by the outbreak of the Severe Acute Respiratory Syndrome ("SARS") epidemic at the beginning of 2003. Our EPO products are sold through hospitals in China and patients, including patients using EPO, avoided going to the hospital in order to minimize the risks of contracting SARS at the peak of the SARS epidemic which covered the first half of 2003" said Dr. Alexander Wick, President and CEO of Dragon. "The Company has implemented some necessary measures, including altering the structure of the sales organization and sales model in China to ensure our competitiveness in the market. We are also in the process of finding suitable potential sales partners to complement our own sales network in China to make sure we achieve the full potential in the Chinese market. On the international front, we have achieved satisfactory progress in 2003 and we expect to continue the momentum by obtaining additional market approval in 2004."

During the year, Dragon also received the approval from the Chinese State Food and Drug Administration ("SFDA") for the use of EPO in surgical patients as well as approval for a new dosage of 6000IU, which is used for this indication.

In early 2003, Dragon appointed Mr. James Harris III, a 22-year veteran in the biotech and pharmaceuticals industry, as the Vice President of International Sales and Marketing. Mr. Harris brings invaluable sales and marketing expertise and experience of marketing Amgen's EPO and Granulocyte Colony Stimulating Factor ("G-CSF").

Operational Review
------------------
During the third quarter of 2003, Dragon signed a development agreement with a European research institute to collaborate in developing a new cell line and proprietary production process for a newly developed EPO product for the European market. In addition, Dragon has completed an upgrade of its current production facility in Nanjing, China, doubling the production capacity of its roller bottle technology to fulfill demand from China and other developing markets, which currently include India, Egypt, Brazil and Peru.

Subsequent to year end, Dragon announced that it has entered into an agreement with Suzhou Zhongkai Bio-Pharmaceuticals Company Limited ("Zhongkai") to in-license the exclusive right to commercialize its Recombinant Human Granulocyte Colony Stimulating Factor ("rhG-CSF") product worldwide, excluding China. "This is an excellent opportunity for both Dragon and Zhongkai. Under the agreement, Dragon will leverage its regulatory approval knowledge and expertise from launching its own EPO business internationally and will also utilize its existing licensing partnerships developed over time around the world to bring Zhongkai's rhG-CSF to the international market" said Dr. Wick. "The competition is fierce in China with about 20 products already in the market. As a result, we decided to partner with a leading producer in the market

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

and focusing on developing the international market outside of China. This will bring much better economic value to Dragon without incurring significant risk in research and developing an in-house product and the high investment to bring the drug into the production" For details, please refer to the press release on April 22, 2004 - "Dragon Announces Worldwide Licensing Rights, excluding China, for Recombinant Human Granulocyte Colony Stimulating Factor (rhG-CSF)"

Due to the availability of alternative products, the slow progress of the research projects, and the desire to avoid any conflict of interest issues in the future, Dragon has decided not to pursue the research projects with Dr. Liu and his associated research partners on G-CSF, insulin and a patent project in exchange for receiving $1.33 million reimbursement of expenses previously paid by Dragon for those projects. In addition, the 1 million warrants granted to Dr. Liu for the Patent development project will also be cancelled. Together with the $3.71 million of principal and interest owing under the Hepatitis B vaccine project, Dr. Liu will pay Dragon a total of $5.04 million, which will be due on December 31, 2004. Dr. Liu has agreed to provide 2.6 million common shares of the Company, to be held in escrow, as security for the amounts owing. It is a condition of the agreement that 2.2 million common shares of the Company be placed in escrow by June 30, 2004.

"The cancellation of the research partnership with Dr. Liu enables Dragon to finally move on and disengage itself from any non-arm's length transactions and potential conflict of interest in the future. Now, the Company can concentrate on what is important to create better shareholders' value by focusing on growth in both top and bottom lines. We believe that the event will prove to have a positive impact on the Company in the long run especially as we are negotiating diligently with Oriental Wave Holding Limited on a potential merger as previously announced" said Dr. Wick.

Letter of Intent to Merge with Oriental Wave
--------------------------------------------
On March 24, 2004, Dragon announced that it has entered into a letter of intent to combine with Oriental Wave Holding Ltd ("Oriental Wave") and its subsidiary in a merger. Subject to a number of conditions and if the proposed merger is consummated, the combined company will create a fully-integrated pharmaceutical company with diverse and proven product lines and 3 existing cGMP manufacturing facilities for biotech drugs, chemical generic drugs and chemical intermediate (Active Pharmaceutical Ingredient or API) and the fourth facility for another chemical intermediate, which is under final installation of equipment.

Oriental Wave, incorporated in the British Virgin Islands, is a privately held holding company of a China-based pharmaceutical company, which is primarily engaged in the production of chemical intermediates and active pharmaceutical ingredients, formulation, marketing and sale of generic drugs. Oriental Wave currently has 2 Chinese SFDA certified GMP production facilities on stream: a pharmaceutical facility with a capacity of producing 1.6 billion tablets and capsules, 80 million injectables and 10 million suppositories per year as well as a chemical plant with an annual capacity of producing 30 tons clavulanic acid by a fermentation process. A third facility with an annual capacity of producing 400 tons of 7-ACA, an intermediate for Cephalosporin antibiotics, is under final installation of equipments. In addition, Oriental Wave Group has a total

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

of approximately 280 drug approvals from the SFDA of which about 35, mainly anti-infectious drugs, were actively exploited in China in 2003.

For the year ended December 31, 2003, Oriental Wave's audited consolidated revenues and earnings were US$26 million and US$7.5 million. 2003 revenues only consisted of sales in China by Oriental Wave's Chemical Drug division because the Clavulanic Acid facility of the Chemical Intermediate division commenced production, operation and sales in January 2004 and the 7-ACA facility, which is under final installation of equipment, is expected to start operation during the third quarter of 2004. Such results from the two facilities of the Chemical Intermediate division, together with the existing operation of the Chemical Drug division, will be reflected in the full year financials of 2004.

"The proposed merger will be an important milestone for the history of Dragon by transforming into a serious player in the global pharmaceutical industry with proven product lines (biotech drugs, chemical generic drugs and chemical intermediate), significant infrastructure, operations and revenues from the prominent Chinese market and a competitive edge to be successful in the international market covering both developing and developed countries" said Dr. Wick.

If the proposed merger is consummated, it is anticipated that Dragon, the surviving company, will continue to be a public company listed on the Toronto Stock Exchange (Ticker: DDD) and quoted on Over-the-counter Bulletin Board (Ticker: DRUG). "Our listing status in both U.S. and Canada stock markets would allow the combined company to access the North American capital market, where there is tremendous investor interest in the generic drug sector as well as company with material access to the significant Chinese market", said Dr. Wick.

Dragon's and Oriental Wave's proposed merger is conditioned upon a number of conditions including entering into a definitive agreement which is currently being negotiated by the parties. Both companies intend to conclude the negotiation as soon as practical so as to start the regulatory process with the US Securities and Exchange Commission and Toronto Stock Exchange

For details, please refer to the press releases on March 24, 2004 - "Dragon Announces a Proposed Merger with a Profitable, Fully-integrated Pharmaceutical Company" and on April 13, 2004 - "Dragon Announces Update on the Letter of Intent to Merge with Oriental Wave Holding Ltd."

About Dragon Pharmaceutical
---------------------------
Dragon Pharmaceutical Inc. is an international biopharmaceutical company headquartered in Vancouver, Canada, with a GMP production facility in Nanjing, China. Dragon's EPO is currently approved to treat anemia due to renal failure and for surgery patients in China, India, Brazil, Egypt and Peru. Additional regulatory submissions are in progress throughout Central and Eastern Europe, Asia, Latin America, the Middle East and Africa.

For greater detail, please refer to the Company's 10-KSB, which has been filed with the U.S. Securities and Exchange Commission and the Ontario Securities Commission. The full financial statements will also be available on Dragon's website at www.dragonbiotech.com. The Company's financial statements

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

comply with U.S. GAAP (Generally Accepted Accounting Principles) and all dollar amounts are expressed in U.S. currency.

Forward Looking Statement:
Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: All statements, other than historical facts, included in the foregoing press release are forward-looking statements. These statements are based on management's beliefs and assumptions, and on information currently available to management. Such forward-looking statements include, but are not limited to, the continued growth in sales of EPO and the development of new EPO uses, Dragon's ability to pursue sales in non-patented countries and Dragon's ability to achieve rapid and low cost product approval in China that Dragon will receive a new drug license in China, and Dragon's research partners' ability to develop new applications for EPO. Forward-looking statements are not guarantees of future performance. They involve risk, uncertainties and assumptions including risks discussed under "Risks Associated With Dragon Pharmaceuticals" in the Company's annual report on Form 10-K, SEC File No.: 0- 27937, all of which are incorporated herein by reference. The Company does not undertake the obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

The foregoing may be deemed to be soliciting materials of Dragon in connection with its Letter of Intent to merge with Oriental Wave announced on March 24, 2004. This disclosure is being made in connection with Regulation of Takeovers and Security Holder Communications (Release Nos. 33-7760 and 34-42055) adopted by the Securities and Exchange Commission ("SEC") and Rule 14a-12 under the Securities Exchange Act of 1934, as amended. If a definitive agreement is entered into, Dragon shareholders and other investors are urged to read the proxy statement that Dragon will file with the SEC in connection with the proposed merger because it will contain important information about Dragon, Oriental Wave and related matters. Dragon and its directors and executive officers may be deemed to be participants in Dragon's solicitation of proxies from Dragon shareholders in connection with the proposed merger. Information regarding the participants and their security holdings can be found in each of Dragon's most recent proxy statement filed with and Form 10-KSB to be filed with the SEC, which are or will be available from the SEC and Dragon as described below, and the proxy statement when it is filed with the SEC. After it is filed with the SEC, the proxy statement will be available for free, both on the SEC web site (http://www.sec.gov) and from Dragon as follows:

Garry Wong
Dragon Pharmaceutical, Inc
1900 - 1055 West Hastings Street
Vancouver, British Columbia
Canada V6E 2E9
Tel : 604-669-8817
Fax: 604-669-4243
Email: ir@dragonbiotech.com

In addition to the proposed proxy statement, Dragon files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Dragon at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York and Chicago. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Dragon filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC's web site at http://www.sec.gov.

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

                             SUMMARIZED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                         For the Year Ended December 31

               (in US$)                      2003           2002*          2001
               --------                      ----           -----          ----

Sales                                     3,648,149      7,362,248    3,073,885
Cost of sales                             1,184,896        978,637      583,878
--------------------------------------------------------------------------------
Gross Profit                              2,463,253      6,383,611    2,490,007

Selling, general and
   administrative expenses               (3,391,430)    (5,015,029)  (5,328,110)
Depreciation of fixed assets and
   amortization of license and permit (743,080) (736,361) (597,042) Net write off of land-use right and
fixed Assets                               (165,912)        (6,731)      (1,012)
New market and EPO development expenses
                                           (216,560)      (200,109)    (316,290)
Provision for doubtful accounts             (29,450)      (216,709)     (57,300)
Loan interest expense                        (6,357)       (70,944)    (154,644)
Stock-based compensation                          -        (18,760)     (51,975)
--------------------------------------------------------------------------------

Operating income (loss)                  (2,089,536)        118,968  (4,016,366)
Development of insulin, G-CSF
   and rhTPO                                      -      (2,100,000)           -
Write-down of amount owing from
related party - Hepatitis B Vaccine
Project                                           -      (3,289,900)   (210,000)
Interest income                             138,802         146,986     250,458
--------------------------------------------------------------------------------

Loss before income taxes and
   minority interest                    (1,950,734)      (5,123,946)  3,975,908)
Income taxes                                44,000          127,000           -
--------------------------------------------------------------------------------

Loss before minority interest           (1,994,734)      (5,250,946) (3,975,908)
Minority interest                                                 -     240,603
--------------------------------------------------------------------------------

Net (loss) for the year                 (1,994,734)      (5,250,946) (3,735,305)
(Loss) per share - basic and diluted         (0.10)           (0.26)      (0.21)

Weighted average number of
  common shares outstanding
  Basic and diluted                      20,348,195       20,331,750  17,810,411
--------------------------------------------------------------------------------
* including an one-time order of $3.7 million bulk EPO

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                             SUMMARIZED CONSOLIDATED
                                 BALANCE SHEETS
                                As at December 31

                                                        2003              2002
                                                        ----              ----
ASSETS                                                  US$                US$
Current Assets
  Cash and short term securities                     3,126,667        4,935,766
  Accounts receivable                                1,265,676          949,045
  Inventories                                        1,090,464        1,208,277
  Prepaid and deposits                                 139,595          154,551
--------------------------------------------------------------------------------
Total current assets                                 5,622,402        7,247,639
Fixed assets                                         2,089,352        2,420,613
Due from related party -
   Hepatitis B vaccine project                             100              100
Patent rights - related party                          500,000          500,000
License and permit                                   2,924,198        3,475,740
--------------------------------------------------------------------------------
Total assets                                        11,136,052       13,644,092
================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current
  Bank loans                                                 -          483,162
  Accounts payable and accrued Liabilities           1,428,257        1,525,404
  Management fees payable - Related parties                  -                -
--------------------------------------------------------------------------------
Total current liabilities                            1,428,257        2,008,566
Minority interests                                          -                -

Stockholders' Equity
Share capital
 Authorized:  50,000,000 common
  shares at par value of $0.001 each
  Issued and outstanding: 20,462,000
  common shares (December 31,
  2002 - 20,334,000 common shares)                       20,462          20,334
Additional paid in capital                           26,708,870      26,644,998
Accumulated other comprehensive (loss)                  (32,007)        (35,011)
Accumulated deficit                                 (16,989,530)    (14,994,795)
--------------------------------------------------------------------------------
Total stockholders' equity                            9,707,795      11,635,526
--------------------------------------------------------------------------------
Total liabilities and stockholders' equity           11,136,052      13,644,092
================================================================================

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